Autozi Internet Technology (Global) Ltd.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CERT.9999

CERTIFICATE NUMBER

9,000,000,000

SHARES

PAR VALUE $0.00005
CLASS A ORDINARY SHARES

CUSIP NO. 999999ZZ9

THIS CERTIFIES THAT

*** SPECIMEN ***

Is The Owner Of

* NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A ORDINARY SHARES PAR VALUE OF $0.00005EACH OF

AUTOZI INTERNET TECHNOLOGY (GLOBAL) LTD.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

SEAL
AUTOZI INTERNET TECHNOLOGY (GLOBAL) LTD.
CAYMAN ISLANDS

HOUQI ZHANG
CEO

董金明

JINMING DONG
CFO

DATED: 01/01/2009

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112

999999 *TEST ISSUE REF 1999 5.4375% 12/31/5*

CERT.9999